Exhibit 99.1

Seth H. Bagshaw to Retire as Chief Financial Officer of MKS Instruments

Retirement in April 2024 caps 18-year career in helping build MKS

ANDOVER, Mass., Dec. 4, 2023 (GLOBE NEWSWIRE) — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today announced that Seth H. Bagshaw, 64, will retire as Executive Vice President, Chief Financial Officer and Treasurer, effective April 1, 2024, following a distinguished 18-year career with the Company. Mr. Bagshaw will serve as a special advisor to the Company through May 1, 2024.

John T.C. Lee, President and Chief Executive Officer said, “Seth has been a valued partner in building MKS into a foundational solutions provider for the semiconductor, electronics and packaging and specialty industrial markets. His focus on financial discipline has become ingrained in our culture, and he and his team have ably steered MKS through many key investments and decisions over nearly two decades at the Company. He will leave MKS in a strong financial position for future growth and value creation. We wish him all the best in his well-deserved retirement.”

Mr. Bagshaw joined MKS in 2006 and has served as its Chief Financial Officer since 2010. He previously served as a Senior Vice President and as Vice President and Corporate Controller. He commented, “I want to sincerely thank John, the MKS Board and all of my colleagues across the Company for their partnership and support over many great years of growth and strong performance. I’m especially proud of the talented finance team we’ve built here at MKS and the incredible work they have done to support the growth and expansion of the Company. Today MKS ranks number one or two in twenty product categories and has tremendous opportunity for growth in the coming years. I look forward to following MKS’ continued progress and enjoying its future success.”

MKS has retained a leading executive recruiting firm to conduct a comprehensive search for MKS’ next chief financial officer.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world’s leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding MKS’ executive team and MKS’ future financial performance, business prospects and growth. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein as a result of various important factors, including the factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

Press Relations:

Bill Casey

Senior Director, Marketing Communications

Telephone: (630) 995-6384

Email: press@mksinst.com

Kerry Kelly, Partner

Kekst CNC

Email: kerry.kelly@kekstcnc.com